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                                                                      SR&Z DRAFT
                                                                          5/6/97


                         INVESTMENT ADVISORY AGREEMENT


          AGREEMENT made the ____ day of ____________, 1997 by and between LEVCO Series Trust, a Delaware business trust (hereinafter called the "Trust"), and John A. Levin & Co., Inc., a Delaware corporation (hereinafter called the "Adviser"):

          WHEREAS, the Trust intends to engage in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act"); and

          WHEREAS, the Adviser engages in the business of acting as investment adviser; and

          WHEREAS, the Trust desires to retain the Adviser to render investment advisory and certain other services in the manner and on the terms and conditions hereinafter set forth; and

          WHEREAS, the Adviser desires to be retained to perform such services on said terms and conditions:

          NOW, THEREFORE, in consideration of the promises and the mutual covenants contained in this Agreement, the Trust and the Adviser agree as follows:

          1. The Trust hereby retains the Adviser to act as investment adviser of each of the series of the Trust (the "Funds") and, subject to the supervision of the Board of Trustees of the Trust, to manage the investment activities of the Funds and to provide certain other services as hereinafter set forth. Without limiting the generality of the foregoing, the Adviser shall: obtain and evaluate such information and advice relating to the economy, securities and commodities markets, and securities and commodities as it deems necessary or useful to discharge its duties hereunder; continuously manage the assets of the Funds in a manner consistent with the investment objectives, policies and restrictions of each Fund and applicable laws and regulations; determine the securities and commodities to be purchased, sold or otherwise disposed of by the Funds and the timing of such purchases, sales and dispositions; and take such further action, including the placing of purchase and sale orders and the voting of securities on behalf of the Funds, as the Adviser shall deem necessary or appropriate. The Adviser shall furnish to or place at the disposal of the Trust such of the information, evaluations, analyses and opinions formulated or obtained by the Adviser in the discharge of its duties as the Trust may, from time to time, reasonably request.

          2. The Adviser shall assist in the selection of and the negotiation of agreements with, and monitor the quality of services provided by, the Trust's custodian, transfer agent, and other organizations which may provide services to the Trust (but the Trust shall pay the fees and expenses of the custodian, accounting agent and transfer agent and such other organizations and the Adviser shall not be responsible for the acts or omissions of such service providers). The Adviser shall provide administrative services to the Trust. (It being understood that certain other services will be provided by the Trust's transfer agent, accounting agent,

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registrar, custodian and other agencies.) Any books and records maintained by the Adviser in connection with the rendering of such administrative services shall be the property of the Trust and, upon request therefor, the Adviser shall surrender to the Trust such of the books and records so requested. All services to be furnished by the Adviser under this Agreement (except for investment advisory services) may be furnished through the Adviser's, or its affiliates', directors, officers or employees. However, the investment policies, the administration of its business and affairs, and all other acts of the Trust are and shall at all times be subject to the approval and direction of the Board of Trustees of the Trust.

          3. The Adviser shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as may be necessary to render the services required to be provided by the Adviser or furnished to the Trust under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Adviser shall be deemed to include persons employed or otherwise retained by the Adviser to furnish statistical and other factual data, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Adviser may desire.

          4. The Trust will, from time to time, furnish or otherwise make available to the Adviser such financial reports, proxy statements, policies and procedures and other information relating to the business and affairs of the Trust as the Adviser may reasonably require in order to discharge its duties and obligations hereunder.

          5. The Adviser shall bear the cost of rendering the services to be performed by it under this Agreement, and shall provide the Trust with such office space, facilities, equipment, clerical help, and other personnel and services as the Trust shall reasonably require in the conduct of its business. In addition, the Adviser may reimburse its affiliates for the costs and expenses incurred in connection with providing administrative services for the Trust. The Adviser shall also bear the cost of telephone service, heat, light, power and other utilities provided to the Trust. The salaries of officers of the Trust, and the fees and expenses of Trustees of the Trust, who are also directors, officers or employees of the Adviser, or who are officers or employees of any company affiliated with the Adviser, shall be paid and borne by the Adviser or such affiliated company.

          6. The Trust assumes and shall pay or cause to be paid all expenses of the Trust not expressly assumed by the Adviser under this Agreement, including without limitation: any payments pursuant to any plan of distribution adopted by the Trust on behalf of any of the Funds (or any class of shares thereof); the fees, charges and expenses of any registrar, custodian, accounting agent, stock transfer and dividend disbursing agent; brokerage commissions; taxes; expenses and costs of registering or qualifying the Trust and its shares under federal and state securities laws; the costs and expenses of engraving and printing stock certificates; the costs and expenses of preparing, printing, including typesetting, and distributing prospectuses and statements of additional information of the Trust and the Funds and supplements thereto to the Trust's shareholders; all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing proxy statements and reports to shareholders; fees and travel expenses of

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Trustees and members of any advisory board or committee who are not also officers, directors or employees of the Adviser or who are not officers or employees of any company affiliated with the Adviser; all expenses incident to any dividend, withdrawal or redemption options; charges and expenses of any outside service used for pricing of the Trust's shares; fees and expenses of legal counsel to the Trust and its Trustees; fees and expenses of the Trust's independent accountants; membership dues of industry associations; interest payable on Trust borrowings; postage; insurance premiums on property or personnel (including officers and Trustees) of the Trust which inure to its benefit; and extraordinary expenses (including but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto).

          7. As full compensation for the services and facilities furnished to the Trust and the expenses assumed by the Adviser under this Agreement, each Fund shall pay to the Adviser a fee with respect to such Fund, as calculated in accordance with Schedule A hereto. This fee shall be paid monthly. Subject to the provisions of paragraph 8 hereof, payment of the Adviser's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated by paragraph 8 hereof.

          8. In the event the operating expenses of a Fund, including amounts payable to the Adviser pursuant to paragraph 7 hereof, for any fiscal year ending on a date on which this Agreement is in effect, exceed any expense limitation arising under any state securities laws or regulations (as such limitations may be raised or lowered or waived upon application of the Trust or the Adviser from time to time) which are not pre-empted by Federal law, the Adviser shall reduce its fee to the extent of such excess and, if required pursuant to any such laws or regulations, will reimburse the Fund for annual operating expenses in excess of such expense limitation; provided, however, that there shall be excluded from expenses the amount of any interest, taxes, brokerage commissions, distribution fees and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification relating thereto) paid or payable by the Fund to the extent permissible under applicable laws and regulations. The amount of any such reduction in fee or reimbursement of expenses shall be calculated and accrued daily and settled on a monthly basis, based upon the expense limitation applicable to the Fund as at the end of the last business day of the month. Should two or more such expense limitations be applicable as at the end of the last business day of the month, that expense limitation which results in the largest reduction in the Adviser's fee shall be applicable.

          For purposes of this provision, should any applicable expense limitation be based upon the gross income of a Fund, such gross income shall include, but not be limited to, interest on debt securities held by the Fund accrued to and including the last day of the Fund's fiscal year, and dividends declared on equity securities held by the Fund, the record dates for which fall on or prior to the last day of such fiscal year, but shall not include gains from the sale of securities.

          9. The Adviser will use its best efforts in the supervision and management of the investment activities of the Trust and in providing services hereunder, but in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations hereunder, the Adviser shall not be liable to the Trust or any Fund for any error of judgment or mistake of

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law or for any act or omission by the Adviser or for any losses sustained by the
Trust, any Fund or its shareholders.

          10. Nothing contained in this Agreement shall prevent the Adviser or any affiliated person of the Adviser from acting as investment adviser or manager for any other person, firm or corporation and shall not in any way bind or restrict the Adviser or any such affiliated person from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom they may be acting. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Adviser to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business whether of a similar or dissimilar nature.

          11. The Trust acknowledges and agrees, in accordance with the provisions of Article VIII, Section 9 of the Trust's Amended and Restated Declaration of Trust dated May 1, 1997 that the name "LEVCO" and the LEVCO logo and all rights to the use of such name or logo as part of the name of the Trust and the Funds belong to John A. Levin & Co., Inc.

          12. This Agreement shall remain in effect as to each Fund until [___________], 1999 and shall continue in effect for each Fund from year to year thereafter provided such continuance as to such Fund is approved at least annually by the vote of a majority of the outstanding voting securities of the Trust, as defined by the Act and the rules thereunder, or by the Board of Trustees of the Trust; provided that in either event such continuance is also approved by a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party (the "Independent Trustees"), by vote cast in person at a meeting called for the purpose of voting on such approval; provided, however, that (a) the Trust may at any time, without payment of any penalty, terminate this Agreement as to the Trust (or any Fund) upon sixty days' written notice to the Adviser, either by majority vote of the Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Trust (or such Fund) (as defined in the Act and the rules thereunder); (b) this Agreement shall immediately terminate in the event of its assignment (to the extent required by the Act and the rules thereunder) unless such automatic termination shall be prevented by an exemptive order of the Securities and Exchange Commission; and (c) the Adviser may terminate this Agreement as to the Trust or any of the Funds without payment of any penalty on sixty days' written notice to the Trust. The failure to approve a continuance of this Agreement as to any Fund, or any termination of this Agreement as to any Fund, shall not affect the continuation of the Agreement as to the Trust or any other Funds which have approved a continuance or not terminated this Agreement, as the case may be.

          13. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed post-paid, to the other party at the principal office of such party.

          14. This Agreement may be amended only by the written agreement of the parties. Any amendment shall be required to be approved by the Trustees of the Trust and by a majority of the Independent Trustees in accordance with the provisions of Section 15(c) of the Act and the rules thereunder. Any amendment shall also be required to be approved by a vote of

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shareholders as, and to the extent, required by the Act and the rules thereunder. Subject to the foregoing, an amendment may be effected without the vote of shareholders: to reduce the fees payable hereunder by any Fund; to amend Schedule A to specify initially the fee payable hereunder by any Fund which is formed after the date of the effectiveness of this Agreement; to supply any omission; to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof; or if necessary, to conform this Agreement to the requirements of applicable laws or regulations, but neither the Trust nor the Adviser shall be liable for failing to do so.

          15. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

          16. The Trust represents that this Agreement has been duly approved by the Trustees, including a majority of the Independent Trustees, and shareholders of the Trust in accordance with the requirements of the Act and the rules thereunder.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.

                                    LEVCO SERIES TRUST

                                    By:
                                        -----------------------------------
                                    Title:
                                    Name:

Attest:
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                                    JOHN A. LEVIN & CO., INC.

                                    By:
                                        -----------------------------------
                                        Title:
                                        Name:

Attest:
        ---------------------

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                                  SCHEDULE A

          LEVCO Equity Value Fund shall pay to the Adviser monthly compensation calculated daily at the annual rate of 0.85% of such Fund's average daily net assets. Such calculations shall be made by applying 1/365th of the annual rate to the Fund's net assets each day determined as of the close of business on that day or the last previous business day. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above.

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